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                                                                       EXHIBIT 1

                            OPINION OF CLARK & STANT
                   COUNSEL FOR WATERSIDE CAPITAL CORPORATION

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, with all necessary corporate power and authority to own or lease and operate its properties and to conduct its business as described in the Prospectus. To the knowledge of such counsel, the Company has all licenses, permits, clearances, certifications, registrations, approvals, consents and franchises required to own or lease and operate its properties and to conduct its business as described in the Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect.

     2. The Company has all requisite power and authority to enter into the Underwriting Agreement, and the Representative's Warrant Agreement and the Underwriting Agreement and the Representative's Warrant Agreement have been duly authorized, executed and delivered by the Company and constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally or by general equitable principles, and except that the enforceability of the indemnification and contribution provisions set forth in Section 8 of the Underwriting Agreement may be limited by the federal and state securities laws or principles of public policy.

     3. The execution, delivery and performance of the Underwriting Agreement and the Representative's Warrant Agreement by the Company and the consummation of the transactions contemplated therein, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) conflict with any terms or provisions of the Articles of Incorporation or Bylaws of the Company, (b) result in a breach of, or constitute a default under, result in the termination or modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the assets of the Company pursuant to, any contract, indenture, mortgage, deed of trust, commitment or other agreement or instrument to which the Company is a party or by which any of its assets are bound or affected; (c) violate any applicable law, rule or regulation, or to such counsel's knowledge, any judgment, order or decree, of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its respective properties or businesses; or (d) result in a breach, termination or lapse of the Company's corporate power and authority to own or lease and operate its assets and to conduct its businesses as described in the Prospectus.

     4. At the date or dates indicated in the Prospectus, the Company had the duly authorized and outstanding shares of capital stock as set forth under the caption "Capitalization" and "Description of Capital Stock" in the Prospectus and following the issuance of the Shares on the Closing Date, will have the capitalization set forth under capitalization as adjusted in the Prospectus. The description of the Company's capitalization in the Prospectus conforms in all material respects to the instruments defining the same. There are no options or warrants for the purchase of other outstanding rights to purchase, agreements or obligations to issue, or agreements or other rights to convert or exchange any obligation or security into, capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company, except as and to the extent expressly described in the Prospectus.

     5. The authorized capital stock of the Company, including, without limitation, the outstanding Common Shares, the Shares being issued, the Warrant Stock, if and when issued, and the authorized but unissued preferred stock, conforms in all material respects with the descriptions thereof in the Prospectus, and such descriptions conform in all material respects with the instruments defining the same. The information in the Prospectus insofar as it relates to options, warrants and any other derivative or convertible security with respect to the Common Shares and the preferred stock is true and correct in all material respects.

     6. The Common Shares outstanding immediately prior to the Closing Date have been duly authorized and are validly issued, fully paid and non-assessable. The Common Shares issuable upon exercise of outstanding options and warrants when issued in accordance with the respective terms thereof, will be duly authorized, validly issued, fully-paid and non-assessable; and none of such outstanding Common Shares, were,

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and none of such issuable Shares or Warrant Stock will be, issued in violation of any statutory preemptive rights, preemptive rights in the Company's Articles of Incorporation or Bylaws or, to such counsel's knowledge, any other preemptive right of any securityholder of the Company.

     7. The issuance and sale of the Shares and the Warrant Stock by the Company have been duly authorized and, when duly delivered against payment therefor as contemplated by the Underwriting Agreement and the Representative's Warrant Agreement, the Shares and the Warrant Stock will be validly issued, fully paid and nonassessable, the holders thereof will not be subject to personal liability solely by reason of being such holders, and good and valid title to the Shares and the Warrant Stock, free and clear of all liens, claims, encumbrances, security interests, restrictions, and defects of title whatsoever, will pass to each of the Underwriters who have purchased such Shares and to the Representative, if and when purchasing the Warrant Stock. None of the Shares or Warrant Stock will be issued in violation of any statutory preemptive rights, preemptive rights in the Company's Articles of Incorporation or Bylaws or, to such counsel's knowledge, any other preemptive right of any securityholder of the Company. The certificates representing the Common Shares (including the shares to be issued by the Company) are in proper legal form under, and conform in all respects to the requirements of, the VSCA. To the knowledge of such counsel, neither the filing of the Registration Statements nor the offering or sale of the Shares as contemplated by the Underwriting Agreement gives any securityholder of the Company any rights, other than those which have been waived, for or relating to the registration of any Common Shares or any other securities of the Company.

     8. The Common Shares (including the Shares, the Representative's Warrant and the Warrant Stock) have been included for quotation on the Nasdaq SmallCap Market. All previous offers and sales by or on behalf of the Company in its own securities complied in all material respects with the provisions of all applicable federal, state and foreign securities and corporate laws.

     9. No consent, approval, authorization, order, registration, license or permit of any court, government, governmental agency, instrumentality or other regulatory body or official is required for (a) the valid authorization, issuance, sale and delivery by the Company of any of the Shares, the Representative's Warrant or the Warrant Stock, (b) the valid and legal execution, delivery or performance by the Company of the Underwriting Agreement and the Representative's Warrant Agreement or (c) the taking of any action contemplated therein or in the Registration Statements or the Prospectus except such as may be required for the registration of the Shares, the Representative's Warrant or the Warrant Stock under the Act, the Regulations or the Exchange Act (all of which have been obtained), or for compliance with the applicable state or foreign securities or Blue Sky laws.

     10. The statements in the Registration Statements and Prospectus, insofar as they are descriptions or summaries of, or references to, statutes, regulations, governmental or other proceedings, contracts, agreements, or other documents, including without limitation (i) the Company's equity and debt investments in its portfolio companies as described in the Registration Statements and the Prospectus, and (ii) the description of laws, statutes, regulations and policies in the Registration Statements and Prospectus under the headings "Part I. Item 2. Fundamental Investment Policies of the Registrant", "Part I. Item 3. Policies with Respect to Security Investments", "Business-SBA Leverage", "Investment Policies", "Determination of Net Asset Value", and "Special Income Tax Provisions Applicable to the Company" are accurate in all material respects and present or summarize fairly the information required to be disclosed under the Act or the Regulations. There are no contracts, agreements or other documents required to be described or referred to in the Registration Statements or Prospectus or to be filed as exhibits to the Registration Statements under the Act or the Regulations that have not been so described, referred to or filed as required. Such counsel has read all contracts referred to in the Registration Statements or the Prospectus, and such contracts are fairly summarized or described therein and conform in all material respects to the descriptions thereof contained therein.

     11. The Company is not in violation of, or in default under, any of the terms or provisions of (a) its Articles of Incorporation, as amended, or Bylaws, as amended, or similar governing instruments, or (b) except to the extent such action would not have a Material Adverse Effect, (i) any indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its properties is bound or affected; (ii) any law, rule, regulation, judgment, order or decree of any government or

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governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over it or any of its properties or business; or (iii) any license, permit, certification, registration, approval, consent or franchise referred to in Paragraph 1 hereof.

     12. There are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries pending before, or to such counsel's knowledge, threatened or contemplated by, any governmental agency, instrumentality, court or tribunal, domestic or foreign, or before any private arbitration tribunal, to which the Company is a party or is threatened to be made a party that, if determined adversely to the Company, would, in any case or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Prospectus, there are no outstanding orders, judgments or decrees of any court, governmental agency, instrumentality or tribunal enjoining the Company from or requiring the Company to take or refrain from taking, any action, or pursuant to which the properties or assets of the Company are bound.

     13. The Primary Registration Statement has become effective under the Act, as of the Effective Date and, if applicable, any Rule 462 Registration Statement became effective under the Act upon its filing. The SEC has not issued any stop order suspending the effectiveness of the Registration Statement, nor to such counsel's knowledge, has the SEC instituted or threatened to institute proceedings with respect to any such order. Any and all filings required to be made by Rules 424, 430A and 462 under the Act have been made.

     14. The Primary Registration Statement and the Prospectus, as of the Effective Date (and any Rule 462 Registration Statement upon its filing), and each amendment or supplement thereto as of its effective or issue date (except for the financial statements, schedules and the notes thereto, as to which counsel expresses no opinion) comply as to form in all material respects with, and appear on their face to be appropriately responsive in all material respects to the applicable requirements of the Act and Regulations.


     15. The Company is in compliance with all regulations and laws applicable to an "investment company" within the meaning of the 1940 Act and is in compliance with all provisions of the 1940 Act. The provisions of the Articles of Incorporation and Bylaws of the Company comply as to form in all material respects with the requirements of the 1940 Act. The Company is not required to register its Common Stock under the Securities Exchange Act of 1934.


     16. The Company is in compliance with the requirements of the Small Business Administration rules governing small business investment companies ("SBIC"), including the Small Business Investment Act of 1958 ("1958 Act"), and the applicable provisions of federal and state laws or regulations governing the activities of an SBIC. The provisions of the Articles of Incorporation and Bylaws of the Company and the investment policies described in the Prospectus comply in all material respects with the requirements of the 1958 Act and the regulations thereunder.

     Such counsel shall also state that they have participated in the preparation of the Registration Statements and the Prospectus, including reviews and discussions of the contents thereof, and while such counsel (for the purposes of this paragraph) is not passing upon the accuracy or completeness of the statements contained in the Registration Statements or the Prospectus, in the course of such reviews and discussions, no facts came to its attention that would cause them to have reason to believe that (a) the Registration Statements or any post-effective amendment thereto, on the date it became effective, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except that such counsel need not express any opinion with respect to the financial statements, schedules and the notes thereto or the financial tables included in the Prospectus and the Registration Statements, or that (b) the Prospectus on the Effective Date, on the date it was filed pursuant to Rule 424(b) and on the Closing Date or Option Closing Date, as the case may be, contains any untrue statement of material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except that such counsel need not express any opinion with respect to the financial statements, schedules and the notes thereto or the financial tables included in the Prospectus or the Registration Statements.

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     The foregoing opinion may be limited to the laws of the United States and the laws of the Commonwealth of Virginia and such counsel may rely as to matters of fact upon the representations of the Company set forth in the Underwriting Agreement and upon certificates of officers of the Company and of government officials, all of which certificates must be satisfactory in form and scope to counsel for the Underwriters. Counsel shall state in such opinion that its opinion may be relied upon by counsel to the Underwriters.

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